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                                                                   EXHIBIT 21.1

                              SUBSIDIARIES OF ANB

NAME OF SUBSIDIARY                                            STATE OF ORGANIZATION
------------------                                            ---------------------
National Bank of Commerce of Birmingham.....................  National Bank
  NBC Securities, Inc.......................................  Alabama
Bank of Dadeville...........................................  Alabama
  Ashland Insurance, Inc....................................  Alabama
Alabama Exchange Bank.......................................  Alabama
  Tuskegee Loan Company, Inc................................  Alabama
Gulf Bank...................................................  Alabama
First National Bank of Ashland..............................  National Bank
  Clay County Finance Company, Inc..........................  Alabama
Citizens Bank of Talladega..................................  Alabama
First Bank of Baldwin County................................  Alabama

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